SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2024

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 31, 2024, we held our 2023 Annual Meeting of the shareholders, at which the shareholders voted on the matters disclosed in our definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 28, 2023. The final voting results for the matters submitted to a vote of the shareholders were as follows:

Proposal No. 1 - Election of Directors

Our shareholders elected the persons listed below for a one-year term expiring at our 2024 Annual Meeting or until their respective successors are duly elected and qualified:

	FOR	AGAINST	ABSTAIN
Leandro Jose Iglesias	203,877,989	0	1,200,722
Alvaro Quintana Cardona	203,968,505	0	1,110,206
Italo Segnini	203,929,995	0	1,148,716
Jose Antonio Barreto	203,927,409	0	1,151,302
Raul Perez	203,977,425	0	1,101,286

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm

Our shareholders ratified the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for fiscal 2023.

FOR	AGAINST	ABSTAIN
262,365,305	1,541,224	1,366,630

We have received votes amounting to over 51% of the shareholders and sufficient to pass both proposals.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date February 5, 2024

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